QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

PERIODIC REPORT CERTIFICATION
of the Chief Executive Officer and Chief Financial Officer

I, Daniel Griesemer, President and Chief Executive Officer of Coldwater Creek Inc. (the Company), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

          (1)   the report of the Company on Form 10-K for the fiscal year ended February 2, 2008, as filed with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DANIEL GRIESEMER Daniel Griesemer President and Chief Executive Officer (Principal Executive Officer)
April 2, 2008

I, Timothy O. Martin, Senior Vice President and Chief Financial Officer of Coldwater Creek Inc. (the Company), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

          (1)   the report of the Company on Form 10-K for the fiscal year ended February 2, 2008, as filed with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ TIMOTHY O. MARTIN Timothy O. Martin Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
April 2, 2008

QuickLinks

  Exhibit 32